UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

Starwood Credit Real Estate Income Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56577	93-6487687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue

Miami Beach, Florida 33139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 695-5500

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

On August 31, 2026, Starwood Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”), declared distributions for each class of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class S Common Stock	$0.1300	($0.0145)	$0.1155
Class I Common Stock	$0.1300	($0.0000)	$0.1300
Class E Common Stock	$0.1300	($0.0000)	$0.1300

The net distributions for each class of Common Shares (which represents the gross distributions less shareholder servicing fees for the applicable class of Common Shares) are payable to shareholders of record as of the close of business on August 31, 2026 and will be paid on or about September 3, 2026. These distributions will be paid in cash or reinvested in the applicable class of Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD CREDIT REAL ESTATE INCOME TRUST

Date: August 31, 2026
	By:	/s/ Dennis G. Schuh
	Name:	Dennis G. Schuh
	Title:	Chief Executive Officer and President